Exhibit 99.1

202 West Colorado ♦ P.O. Box B La Grange, Texas 78945 News Release For Information Contact: Tom Adams, 979.968.7261

Texas United Bancshares, Inc. Announces

Third Quarter Earnings

For immediate release: October 28, 2004

LA GRANGE – Texas United Bancshares, Inc. (Nasdaq: TXUI) today reported third quarter 2004 net income of $1.6 million or $0.29 per diluted share, compared with net income of $1.5 million or $0.37 per diluted share for the third quarter of 2003. For the three months ended September 30, 2004, the annualized return on average assets was 0.76% and annualized return on average equity was 10.35%. For the first nine months of 2004, net income was $4.6 million or $1.00 per diluted share, up from $4.1 million or $0.98 per diluted share in the first nine months of 2003. The decrease in diluted earnings per share for the three months ended September 30, 2004 and the slight increase for the nine months ended September 30, 2004, compared with the same period in 2003, notwithstanding the increase in earnings per share during those periods, is due to the 2,300,000 additional shares of common stock issued in connection with Texas United’s public offering completed in August 2004. The annualized return on average assets was 0.85% and annualized return on average equity was 13.43% for the nine months ended September 30, 2004.

On July 30, 2004, Texas United completed the acquisition of the Caldwell and Lexington branches of Central Bank. On such date, deposits at both branches totaled $99.2 million and loans totaled $33.1 million. On September 30, 2004, pursuant to the terms of the purchase agreement, Texas United put-back approximately $5.3 million in loans. Texas United paid approximately $8.8 million to acquire these branches.

On October 1, 2004, Texas United completed the acquisition of GNB Bancshares, Inc. (“GNB”) and its wholly owned subsidiary, GNB Financial, n.a. In connection with the acquisition, Texas United issued 1,456,819 shares of its common stock and $18.4 million in cash to the shareholders of GNB. Texas United operates GNB Financial as a separate subsidiary bank. As of September 30, 2004, GNB had total assets of $223.7 million, loans of $166.6 million, deposits of $186.3 million and shareholders’ equity of $19.2 million.

For the third quarter of 2004, net interest income before the provision for loan losses was $8.2 million, up 21.0% compared with the third quarter of 2003. For the first nine months of 2004, net interest income before the provision for loan losses was $22.0 million, up 12.2% compared with the first nine months of 2003. The net interest margin for the third quarter of 2004 was 4.42% compared with 4.73% for the same period in 2003. Average total loans, including loans held for sale, for the third quarter of 2004 were up $92.1 million, a 23.9% increase compared with the third quarter of 2003. Average deposits for the third quarter of 2004 were up $163.4 million, a 32.6% increase from the same period of 2003. The increase is partially attributable to the deposits acquired from the Central Bank branches coupled with internal growth.

Non-interest income was $5.0 million in the third quarter of 2004 compared with $3.4 million for the same period in 2003. This increase is primarily due to a $2.4 million gain on the sale of mortgage loans by Community Home Loan, Inc., partially offset by a $419,000 reduction in mortgage servicing revenue during the quarter. For the first nine months of 2004, non-interest income was $13.6 million compared with $10.6 million for the same period in 2003. The increase is mainly attributed to a $5.5 million gain on the sale of mortgage loans generated by Community Home Loan, Inc., partially offset by a $1.3 million reduction in mortgage servicing revenue.

Non-interest expense for the third quarter of 2004 was $10.3 million compared with $7.2 million for the same period in 2003. For the first nine months of 2004, non-interest expense was $27.6 million compared with $22.3 million for the same period in 2003. The increase for the three and nine months ended September 30, 2004 is primarily due to the employee compensation and benefits and other expenses related to Community Home Loan, Inc. and additional staff hired to handle loan growth. The provision for loan losses was $700,000 in the third quarter 2004 compared with $800,000 for the same quarter in 2003.

Non-performing assets totaled $2.6 million or 0.51% of loans and other real estate at September 30, 2004 compared with $2.3 million or 0.59% at December 31, 2003. For the first nine months of 2004, net charge-offs were $508,000 or 0.12% of average total loans compared with $2.3 million or 0.61% for the year ended December 31, 2003. The allowance for loan losses totaled $4.5 million at September 30, 2004 compared with $3.9 million at December 31, 2003.

As of September 30, 2004, Texas United had total assets of $839.3 million and total deposits of $688.9 million. Shareholders’ equity of $78.7 million represented 9.40% of total assets.

Texas United Bancshares, Inc. is a registered financial holding company listed on the Nasdaq National Market under the symbol “TXUI.” Texas United operates through two wholly owned subsidiaries, State Bank and GNB Financial, n.a. and, offers a complete range of banking services through 20 full service State Bank banking centers and three loan production offices located in the greater central and south central Texas area and seven full service GNB Financial banking centers located in Gainesville, Denton and Ennis, Texas. In addition, State Bank has eight mortgage loan production offices located in Houston and San Antonio through its wholly owned subsidiary, Community Home Loan, Inc.

Except for historical information, certain of the matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, the following: general business and economic conditions in the markets Texas United serves may be less favorable than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in the interest rate environment which could reduce Texas United’s net interest margin; acquisition integration may be more difficult than anticipated; legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry; competitive factors may increase, including product and pricing pressures among financial services organizations; and changes in accounting principles, policies or guidelines. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in Texas United’s reports and registration statements filed with the Securities and Exchange Commission.

Copies of Texas United’s filings are available on its website www.statebanktx.com under the caption of investor relations.

Texas United Bancshares, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(Dollars In thousands)

	2004			2003
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$8,191	$7,148	$6,664	$6,621	$6,770
Provision for loan losses	700	300	150	800	800
Non-interest income
Service charges on deposit accounts	1,869	1,730	1,597	1,737	1,718
Mortgage servicing revenue	217	290	208	76	636
Net gains on securities transactions	19	71	77	3	376
Mortgage gains on CHL loans	2,364	1,904	1,238	—	—
Other	539	672	784	1,871	654

Total non-interest income	5,008	4,667	3,904	3,687	3,384
Non-interest expense
Employee compensation and benefits	5,664	5,722	4,274	4,375	4,509
Occupancy	1,214	1,117	1,088	1,142	1,214
Other	3,411	2,357	2,788	2,636	1,435

Total non-interest expense	10,289	9,196	8,150	8,153	7,158

Income before provision for taxes	2,210	2,319	2,268	1,355	2,196
Income taxes	649	824	703	166	667

Net income	$1,561	$1,495	$1,565	$1,189	$1,529

PER SHARE DATA (shares in thousands)
Earnings per share—basic	$0.30	$0.36	$0.38	$0.30	$0.38
Earnings per share—diluted	0.29	0.35	0.36	0.29	0.37
Cash dividends	0.07	0.07	0.07	0.07	0.07
Book value per share	12.43	9.34	10.17	9.49	9.11
Period-end common shares outstanding	6,330	4,025	4,017	4,002	3,995
Weighted average shares—basic	5,249	4,020	4,010	4,000	3,995
Weighted average shares—diluted	5,421	4,200	4,193	4,154	4,163

SELECTED ANNUALIZED RATIOS
Return on average assets	0.76%	0.83%	0.96%	0.75%	0.97%
Return on average equity	10.35	15.75	15.33	12.86	16.70
Net interest margin	4.42	4.46	4.63	4.75	4.73

Texas United Bancshares, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(Dollars In thousands)

	2004			2003
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
BALANCE SHEET SUMMARY
Average Balance:
Loans (including loans held for sale)	$476,826	$424,805	$391,820	$376,623	$384,748
Earning assets	736,516	645,214	578,730	568,074	568,068
Total assets	811,834	716,168	650,610	632,285	631,398
Total deposits	664,560	561,454	517,797	505,431	501,208
Shareholders’ equity	59,999	37,960	40,845	36,970	36,621
Period-End Balance:
Loans (including loans held for sale)	$498,632	$435,128	$406,840	$384,331	$373,438
Earning assets	754,385	676,414	589,071	568,878	564,054
Goodwill and intangible assets	22,622	14,704	14,365	13,941	14,259
Total assets	839,327	751,631	658,720	637,684	630,142
Total deposits	688,899	567,440	536,749	501,136	503,706
Shareholders’ equity	78,653	37,570	40,845	37,987	36,396

ASSET QUALITY
Allowance for loan losses	$4,535	$4,122	$4,093	$3,893	$3,896
As a percentage of period-end loans	0.91%	0.95%	1.01%	1.01%	1.04%

Net charge-offs (recoveries):	$508	$271	$(50)	$803	$488
As a percentage of average loans (annualized)	0.12%	0.26%	(0.01)%	0.85%	0.51%
Non-performing assets:
Past due and non-accrual loans	$1,978	$976	$2,073	$1,988	$1,373
Other real estate	586	1,672	333	273	449

Total	$2,564	$2,648	$2,406	$2,261	$1,822
As a percentage of:
Total assets	0.31%	0.35%	0.37%	0.35%	0.29%
Total loans plus other real estate	0.51	0.61	0.59	0.59	0.49

CONSOLIDATED CAPITAL RATIOS
Tier 1 risk-based capital ratio	13.53%	8.88%	9.61%	9.54%	8.09%
Total risk-based capital ratio	14.39	9.74	10.56	10.47	9.01
Tier 1 leverage ratio	9.07	6.04	6.46	6.46	5.47

Texas United Bancshares, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(Dollars In thousands)

	Nine Months Ended September 30
	2004	2003
CONDENSED INCOME STATEMENTS
Net interest income	$22,003	$19,602
Provision for loan losses	1,150	2,100
Non-interest income
Service charges on deposit accounts	5,196	5,016
Mortgage servicing revenue	715	2,040
Net gain on securities transactions	167	1,291
Mortgage gains on CHL loans	5,506	—
Other	1,995	2,259

Total non-interest income	13,579	10,606
Non-interest expense
Employee compensation and benefits	15,660	12,314
Occupancy	3,419	3,479
Other	8,556	6,535

Total non-interest expense	27,635	22,328
Income before provision for income taxes	6,797	5,780
Income taxes	2,176	1,728

Net income	$4,621	$4,052

PER SHARE DATA (shares in thousands)
Earnings per share—basic	$1.04	$1.02
Earnings per share—diluted	1.00	0.98
Cash dividends	0.07	0.07
Book value per share	12.43	9.11
Period-end common shares outstanding	6,330	3,995
Weighted average shares—basic	4,427	3,979
Weighted average shares—diluted	4,605	4,141

SELECTED ANNUALIZED RATIOS
Return on average assets	0.85%	0.90%
Return on average equity	13.43	14.58
Net interest income to average earning assets	4.49	4.87

Texas United Bancshares, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(Dollars In thousands)

	Nine Months Ended September 30
	2004	2003
BALANCE SHEET SUMMARY
Average Balance:
Loans (including loans held for sale)	$431,255	379,303
Earning assets	654,079	537,946
Total assets	725,450	602,933
Total deposits	585,932	478,879
Shareholders’ equity	45,931	37,159
Period-End Balance:
Total loans (including loans held for sale)	$498,632	$373,438
Earning assets	754,385	564,054
Goodwill and intangible assets	22,622	14,259
Total assets	839,327	630,142
Total deposits	688,899	503,706
Shareholders’ equity	78,653	36,396

ASSET QUALITY
Allowance for loan losses	$4,535	$3,896
As a percentage of period-end loans	0.91%	1.04%

Net charge-offs:	$508	$488
As a percentage of average loans	0.12%	0.51%
Non-performing assets:
Past due and non-accrual loans	$1,978	$1,373
Other real estate	586	449

Total	$2,564	$1,822
As a percentage of:
Total assets	0.31%	0.29%
Total loans plus other real estate	0.51	0.49